Exhibit 99.1

EPR Properties Prices $450 Million of 4.750% Senior Notes due 2026

KANSAS CITY, Mo.—December 7, 2016 – EPR Properties (NYSE:EPR) (the “Company”) announced today that it has priced an underwritten public offering of $450 million of 4.750% Senior Notes due 2026. The notes will be guaranteed by certain of the Company’s subsidiaries. The offering is expected to close on December 14, 2016, subject to customary closing conditions.

Citigroup, J.P. Morgan and RBC Capital Markets are acting as joint book-running managers for the offering. KeyBanc Capital Markets Inc. and U.S. Bancorp Investments, Inc. are acting as joint lead managers, and Stifel, Nicolaus & Company, Incorporated, BNP Paribas Securities Corp., UMB Financial Services, Inc. and BOK Financial Securities, Inc. are acting as co-managers for the offering.

The Company intends to use the net proceeds from its offering to repay the outstanding principal balance of its unsecured revolving credit facility, which was approximately $290.0 million at December 2, 2016, and the remaining amount of net proceeds for general business purposes, which may include funding the Company’s ongoing pipeline of acquisition and build-to-suit projects. Pending application of any portion of the net proceeds from the offering to the uses described above, the Company may invest such proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with the Company’s qualification as a real estate investment trust.

The notes will be issued pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3. A written prospectus and prospectus supplement relating to the offering, when available, may be obtained by contacting Citigroup Global Markets Inc., at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (800) 831-9146 or emailing prospectus@citi.com; J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, or by calling (212) 834-4533; or RBC Capital Markets, LLC, at 200 Vesey Street, 8th Floor, New York, NY 10281, or by calling (866) 375-6829 or emailing rbcnyfixedincomeprospectus@rbccm.com. You may also get these documents free by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any such state or jurisdiction.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $5 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields.

Contact

EPR Properties

Brian Moriarty 1-888-EPR-REIT

Vice President – Corporate Communications

brianm@eprkc.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “expects,” “pipeline,” “estimates,” “offers,” “plans,” “would,” “may” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see our filings with the Securities and Exchange Commission, including “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.